EXHIBIT 16.1

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Lifeloc Technologies, Inc.
File Reference No: 000-54319

We were previously the independent registered public accounting firm for Lifeloc Technologies, Inc. (the “Company”).

On May 20th, 2024, the Company dismissed us as its independent registered public accounting firm. We have read Lifeloc Technologies, Inc. statements included in Item 4.01 on Form 8-K regarding the recent change of auditors. We agree with such statements made regarding our firm.

Sincerely,

Los Angeles, California

May 22, 2024